Exhibit 5.1
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
SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)             125 BROAD STREET, NEW YORK 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK                                     __________
FACSIMILE: (212) 558-3588 (125 Broad Street)
                                                   1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                                                           444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                                             8, PLACE VENDOME, 75001 PARIS
                                                    ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                                                        101 COLLINS STREET, MELBOURNE 3000
                                                            2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                                             GLOUCESTER TOWER, 11 PEDDER STREET, HONG KONG
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                                                                 July 23, 1997




Goldman, Sachs & Co.,
      as Agent,
           85 Broad Street,
                New York, New York  10004.


Dear Sirs:

                  In connection with the sale by GS Financial Products U.S., L.P., a Cayman Islands exempted limited partnership (the "Issuer"), to you, as principal, pursuant to the Terms Agreement, dated July 17, 1997, between the Issuer and you, and through you, as agent, pursuant to the Distribution Agreement, dated as of January 3, 1997, between the Issuer and you, of 190,000 and 287,865, respectively, of the Issuer's 7% Mandatorily Exchangeable Notes due July 23, 1999 (Subject to Mandatory Exchange into Shares of Common Stock of Oxford Health Plans, Inc.) (the "Securities"), which constitute a part of the Issuer's Medium-Term Notes, Series B, issued pursuant to the Indenture, dated as of October 11, 1994 (the "Indenture"), between the Issuer and The Bank of New York, as Trustee (the "Trustee") we, as your


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Goldman, Sachs & Co.                                                        -2-


U.S. counsel, have examined such corporate and partnership records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

                  (1) The Indenture has been duly qualified under the Trust Indenture Act of 1939, and, assuming the Indenture has been duly authorized, executed and delivered by the Issuer, constitutes a valid and legally binding obligation of the Issuer enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (2) Assuming that the Securities have been duly authorized, executed and delivered by the Issuer, the Securities have been duly authenticated and issued and constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer,

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Goldman, Sachs & Co.                                                        -3-

         reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                  With your approval, we have relied as to certain matters on information obtained from public officials, officers of the general partner of the Issuer and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities conform to the specimen thereof examined by us, that the Trustee's certificates of authentication of the Securities have been manually signed by one of the Trustee's authorized signatories, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

                                                              Very truly yours,

                                                       /s/ SULLIVAN & CROMWELL
                                                           SULLIVAN & CROMWELL